Exhibit 34.7

Ernst & Young LLP Suite 1300 925 Euclid Avenue Cleveland, OH 44115-1476 Tel: +1 216 861 5000 Fax: +1 216 583 2271 www.ey.com

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder

KeyCorp Real Estate Capital Markets, Inc.

We have examined management’s assertion, included in the accompanying Management’s Assertion on Compliance with Regulation AB Criteria, that KeyCorp Real Estate Capital Markets, Inc. (the Company) complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission’s Regulation AB for the commercial real estate mortgage loans platform (the Platform) as of and for the year ended December 31, 2011, and except for Item 1122 (d)(3)(i), 1122 (d)(3)(ii), 1122 (d)(3)(iii) and 1122 (d)(3)(iv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Refer to Attachment A of management’s assertion for the asset backed transactions covered by this platform. Management is responsible for the Company’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. Although the Company is responsible for assessing compliance with Sections 1122 (d)(1)(ii) and 1122 (d)(1)(iii) of Regulation AB, there were no servicing activities performed by the Company during the year ended December 31, 2011 that required these servicing criteria to be complied with. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the servicing criteria.

In our opinion, management’s assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2011 for the commercial real estate mortgage loans platform is fairly stated, in all material respects.

/s/ Ernst & Young LLP

February 27, 2012

A member firm of Ernst & Young Global Limited

KeyCorp Real Estate Capital Markets, Inc.

Management’s Assertion of Compliance with Regulation AB Criteria

For the period of January 1 through December 31, 2011

Attachment A

Commercial Mortgage Pass	CSFBCM 2003-C4	JPMC 2010-K6
Through Certificates	CSFBCM 2003-C5	JPMCC 2005-LDP4
AMRS-RM1	CSFBCM 2004-C1	JPMCC 2011-C3
ASC 1997-D5	CSFBCM 2004-C2	JPMCC 2011-C5
BACM 2000-2	CSFBMSC 2004-C5	JPMCC 2011-K14
BACM 2003-2	CSFBMSC 2004-C4	JPMCC 2011-K702
BACM 2005-3	CSFBMSC 2005-C2	KEY 2000-C1
BACM 2005-5	CSFBMSC 2005-C4	KEY 2007-SL1
BACM 2006-1	CSFBMSC 2005-C6	LBCMT 2007 C3
BACM 2008-1	CSFBMSC 2006-C1	LBCMT 98-C1
BACM 2010-K7	CSMC 2008-C1	LBUBS 2000-C4
BALL 2005-MIB1	CSMSC 2006 C5	LBUBS 2006 C7
BALL 2007 BMB1	CSMSC 2006-C4	LBUBS 2007 C1
BALL 2007 BMB1 SS	CSMSC 2006-TFL1	LBUBS 2007 C2
BAMLCM 2011 K704	CSMSC 2007 C2	LBUBS 2007-C6
BAMLCM 2011-K13	CSMSC 2007 C3	LBUBS 2007-C7
BAMLCM 2011-KAIV	CSMSC 2007 C4	Lehman LLF 2007 C5
BOA 2001-PB1	CSMSC 2007 C5	Maiden Lane 2008-1
BOA 2002-2	DLJ 1997-CF2	MCFI 1998-MC2
BOA 2002-PB2	DLJ 1998-CF1	MLCFC 2006-2
BOA 2003-1	DLJ 1998-CF2	MLCFC 2007-5
BS 1998-C1	DLJ 2000-CKP1	MLCFC 2007-8
BS 1999-C1	DLJ 98CF2	MLCFC 2007-9
BS 2002-TOP8	DMARC 1998-C1	MLFT 2006-1
CBA MEZZ 2004 C1	DMARC 2009-K4	MLMI 1999-C1
CD 2007 CD5	DMARC 2011-K11	MLMT 2003-KEY1
CGCMT 2007-FL3	DMARC 2011-K16	MLMT 2004 MKB1
CHASE 1997-C2	Exmoor 2008-1	MLMT 2004-KEY2
CHASE 1998-1	FULBBA 1998-C2	MLMT 2005 CKI1
COMM 1999-C1	GCCF 2004-GG1	MLMT 2005 LC1
COMM 2000-C1	GE 2003-C2	MLMT 2005 MKB2
COMM 2007-C9	GECCMC 2002-3	MLMT 2007 C1
CS 2006 TFL2	GECCMC 2003-C1	MLMT 2008 C1
CS 2006 TFL2 SAVA	GECMC 2007-C1	MS 2007-XLF9
CS 2007 TFL1	GFT 1998-C1	MSC 1999-CAM1
CS 2007 TFL2	GMAC 2002-C3	MSC 2007 IQ16
CSFB 1998-C1	GMAC 2003-C1	MSCI 1998 WF2
CSFB 2001-CK1	GMACC 2003-C2	MSCI 1999 WF1
CSFB 2001-CK3	GS 2007 GG11	MSCI 2008 TOP29
CSFB 2001-CK6	GSMCII 2004-IQ7	MSCI 2011-K701
CSFB 2001-CKN5	GSMSC 2010-K8	MSCII 2003-IQ6
CSFB 2001-FL2	GSMSCII 2003-C1	MSCII 2004-IQ8
CSFB 2002-CKN2	GSMSCII 2004-GG2	MSCII 2005-IQ9
CSFB 2002-CKP1	JP Morgan 2002-C3	MSDWCI 2002-IQ2
CSFB 2002-CKS4	JPM 2000-C9	MSDWCI 2002-IQ3
CSFB 2002-CP3	JPM 2007 CIBC20	NB FNMA 1995 M2
CSFB 2003-C3	JPM 2009-IWST	NB FNMA 1996-M5
CSFB 2003-CK2	JPM 2010-CNTR
CSFB 2006 OMA	JPM 2011-K10

KRECM-Management’s Assertion Reg AB

Attachment A- Continued

Commercial Mortgage Pass	FNMA DUS CMA A_360	Blackrock Granite Prop Fun
Through Certificates cont.	FNMA MBS/DUS 1	Brascan Structured Notes
	FNMA MBS/DUS 2	BRE/CW Portfolio LLC
NL 1999-1	FNMA Negotiated MBS	BREF One LLC
NL 1999-2	FNMA-Cash DUS	Brookdale Funding Co Inc
NL 1999-SL	FNMA-DUS PFP MBS FX	BVF-II Enclave Lender
PMAC 1999-C1	FHLMC - 45 Day LNS	Cadim Note Inc.
PSSFC 1998 C-1	FHLMC - Others	Capital Trust Inc
PSSFC 1999 C-2	FHLMC - Credit Facility	Capmark Bank
PSSFC 1999 NRF-1	FHLMC Others - ARM	Carbon Capital II-B LLC
SBMS 2000-C2	Freddie Mac CRE	Carver Federal Savings
SBMS 2002-Key2	Freddie Mac CRE ARM	CFG Mezz Loan Acq Co
UBS CCMT 2011 C1	Ginnie Mae	Chase Manhattan Bank
WBCMT 2006-C27	GINNIE MAE - USDA	CIM 9901 La Cienega LP
WBCMT 2007 C30	GNMA I	CitiCorp North America
Wells 2003-PWR1		Columbia Pacific Mgmt
Wells 2003-TOP9	Fund	Columbian Life
WFCMS 2011-K12	HMI Fund	Columbus Nova
WFCMS 2011K15		Community Central Bank
WFCMS 2011-K703	Life/Pension	Community Federal Savings
WMCMS 2003-C1	Colorado County	CP III Rincon Towers Inc
WMCMS 2005-C1	Country Life	CreXus Investment Corp
WMCMS 2006-SL1	Country Life CTL	Cypress Real Estate Adv
WMCMS 2007-SL2	John Hancock	DebtX
WMCMS 2007-SL3	PPM America	Dekabank Deutsche Girozent
WMGMT 2001-1	RGA RE	Deutsche Genossenschafts
WVMT 2011-SBC2	RGA RE US Mortality	Deutsche Hypothekenbank
	RGA Security Life of Denve	DiamondRock Allerton Owner
Conduit	RGA Timberlake	Dime Savings Bank
Barclays Fixed	SA06	DLJ Real Estate Capital
Barclays Floaters	SA45	Domain Capital Advisors
CBA Mezz Cap		Dusseldorfer Hypotheken
Citigroup WH Fixed	Small CMD	Eastern Development
Citigroup WH Floaters	Bank of Internet USA	Emigrant Realty Finance
COLUMN LARGE WH		Esquire Mezzanine Finance
CSFB Interim	Third Party	FCP Georgian Towers, LLC
DBS WH	116 Huntington Mezz Hold	FDIC
First Union	280P Mezz Holdings	First Federal SB of IA
GACC WH	Admiral Insurance Company	First Trust National Asn 2
LEHMAN WH KBC BK	Aegon	Five Mile Capital
ORIX WH	AFL-CIO	Five Mile Capital DAL
ORIX WH CHICAGO	AIB Debt Management LLC	Flagstar Bank FSB
	AIG	Flatbush Federal Savings
CDO	Allstate Life Ins Co	GACC-Kennedy Wilson 2010
Highland Park CDO I	American Bank	GACC-KennedyWilson 2011
HMI I-CRE CDO 2007-1	Anchor Bank	GACC-Spring Asset Fnd CDO
	ARC Debt 5B LLC	GE Business Financial Serv
Agency	Ashford Hospitality	GE Capital Corp
Fannie Mae Negotiated Sold	Baker Land Company	General Electric
FNMA - Direct Bond	Bank Leumi USA	Gerlach & CO
FNMA - DMBS	Bank of America	Gerlach & CO
FNMA - DUS	Bank of St. Augustine	Gerlach & CO
FNMA - DUS ARM	Barclays Capital REF Inc	Global Industrial Leasing
FNMA - MBS	Bayerische Landesbank	Goldman Sachs Mtg Co
FNMA - MBS A/360	Berkley Insurance	Goldome 1986-2 Trust
FNMA - Struct. Cash Facil.	Blackrock Financial Mgmt	Granite Properties Inc.

KRECM-Management’s Assertion Reg AB

Attachment A- Continued

Greenwich	Morgan Stanley Mtge Corp
Third Party cont.	Munchener Hypothekenbank
Norddeutsche Landesbank
Guardian Life Insurance Co	Northeast Community Bank
Guggenheim	ONEX Real Estate
HAL SF Portfolio LP Prime	Oxford Properties
HAL SF Portfolio LP Trophy	Pacific Life Insurance Co
Heritage Bank	Pacifica Equity Partners
Hermes Capital, LLC	Pembrook Capital Mgmt LLC
Hermitage Management LLC	Pembrook Community Inv
Highgate Holdings, Inc.	Petra
HIMCO	Playa Chame B.V.
Horizon Bank	PPF Industrial Lender
Housing Development Corp	Principal Life Ins Co
Hypo	Prinsbank
Imperial Capital Bank	Prudential Ins Co of Amer
ING Real Estate Finance	PWC Lehman
Investcorp International	Quadra Realty Inc.
IStar Asset Services	Rabun County Bank
JER US Debt Finance Co CS	Rockville Office Venture
John Hancock Mutual Life	RXR 450 Lex Mezz Holder JV
JP Morgan Chase Bank	SAAR Landesbank
JP Morgan Chase fka WAMU	Savanna Fund
JPMorgan Chase	Shorenstein Realty Inv Nin
KBS Debt Holdings LLC	SL Green KC
KeyBank Boston Office	Sorin Master Fund, Inc
Landesbank Baden Wurttembe	Sorin Real Estate CDO IV
Landesbank Baden-Wurttem	SRI Nine Debt Holdings LLC
Landesbank Hessen	Starwood Capital Group
LaSalle Bank Nat Assoc	State Bank of Texas
LBCMT 2007 C3 NonTrust	State of Wash Investment
LBUBS 07C1 Non-Trust	Stone Tower Credit Funding
LEHMAN WH SOV BK	Swedbank
LEM Funding	Teachers
Lennar	The First State Bank
Lotus Watervliet Fund 3	Times Square PT Third Mezz
LRP Landesbank Rheinland	TMAC
LSREF Summer Loan Asset Tr	Trimont REA for CWCapital
LSREF Summer REO Trust 09	Trimont REA for Lehman
LSREF2 Clipper II, LLC	TS7-F Grantor Trust
LSREF2 Clipper III, LLC	U.S. Bank, N.A
LSREF2 Clipper Trust 2010	Velocity Comm Capital
LSREF2 Nova Investment	VNO T-Hotel Loan, LLC
LSREF2 Nova Investment III	Vornado Realty Trust
LSREF2 Nova Investments II	Walton Seattle Mezz Hold
LSREF2 Nova Trust 2010	Washington Holdings
Macquarie Bank Limited	Waterfall Victoria Master
McIntosh State Bank	Wells Fargo Bank
Merrill Lynch Mtge Lending	WHG Loan Investors LLC
MetLife	WMF/Huntoon Paige
Midland for CCSFER and PC	Woodward Capital
Midland National Bank	WP Carey & Co
Midtown Acquisitions L.P.	WSF MTGL8, LLC
Monumental Life Ins Co.	Yellow Brick Real Estate
MONY Life Insurance Co	Zions First National Bank
MONY Realty Capital, Inc